Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. ss 1350

I, Peter C. Chang, the chief executive officer of Alliance Fiber Optic Products, Inc. (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

(i)           the Annual Report of the Company on Form 10-K for the period ended December 31, 2010 (the "Report"),  fully complies with the requirements of section 13(a) or section 15 (d) of the Securities Exchange Act of 1934, and

(ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter C. Chang
Peter C. Chang

March 18, 2011